Exhibit 10.3

DATED                  28TH July 1998

(1)           SCHLEICHER & SCHUELL GMBH

(2)           UNIPATH LIMITED

SUPPLY OF GOODS AGREEMENT

UNILEVER UK LEGAL DEPARTMENT

Unilever House

Blackfriars

London EC4

Tel: +44 (0)171-822 5252

Fax: +44 (0)171-822 6536

(RH)

TABLE OF CONTENTS

1.             DEFINITIONS AND INTERPRETATION

                1.1          Defined Terms

                1.2          References

2.             SUPPLY AND PURCHASE

                2.1          Agreement to Supply

                2.2          Variation

3.             PRICING

                3.1          Supply Prices

                3.2          Most Favoured Customer Status

                3.3          Re-negotiation of Supply Prices

                3.4          Taxes and Duties

                3.5          Packaging

                3.6          Change Control

4.             PAYMENTS

5.             FORECASTS

                5.1          Annual Estimated Forecast

                5.2          Monthly Estimated Indication

                5.3          Safety Stock

6.             ORDERS

                6.1          Delivery of Orders

                6.2          Supplier’s Obligation to Meet Orders

                6.3          Shortfall or Excess in Delivery

                6.4          Allocation of Available Products

                6.5          Supplier to Maintain Stocks of Raw Materials

7.             SAFEGUARDS FOR SUPPLY

                7.1          Safety Stock

                7.2          Supplier to Invest

8.             QUALITY

9.             REJECTION

                9.1          Rejection

                9.2          Supplier’s Cost

                9.3          Right of Set-Off and Right to Replacement Product

10.          TERM

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11.          FORCE MAJEURE

                11.1        Effect of Force Majeure on Agreement

                11.2        Right to Terminate

12.          TERMINATION

                12.1        Reasons for Termination by Either Party

                12.2        Supplier’s Obligations on Termination

                12.3        Effect of Termination

13.          INDEMNITY BY SUPPLIER

                13.1        Indemnity

                13.2        Mitigate Loss

14.          CONFIDENTIALITY

                14.1        Obligations to Keep Information Confidential

                14.2        Disclosure to Employees

                14.3        Exceptions

                14.4        Tangible Forms of Confidential Information

                14.5        Disclosure to Unilever Group Companies

15.          NO PARTNERSHIP ETC.

16.          FURTHER ASSURANCE

17.          AMENDMENTS AND WAIVERS

                17.1        Amendments In Writing

                17.2        Delay not to Operate as Waiver etc.

18.          ASSIGNMENT

                18.1        No Assignment by the Supplier

                18.2        Assignment by the Customer

                18.3        Treatment of Permitted Assignees

                18.4        Disclosure to Permitted Assignees

19.          ENTIRE AGREEMENT

                19.1        Entire Agreement

                19.2        No Reliance etc.

20.          NOTICES

21.          SEVERABILITY

                21.1        Invalidity of Part

                21.2        RTPA

22.          LAW AND JURISDICTION

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23.          COUNTERPARTS

Schedule 1             PRODUCTS

Schedule 2             SUPPLY PRICES

Appendix               SPECIFICATIONS

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SUPPLY OF GOODS AGREEMENT

DATE:                    28TH July 1998

PARTIES:

(1)                                  SCHLEICHER & SCHUELL GmbH, a company registered in Germany whose registered office is at Hahnestrasse 3, D-37586 Dassel (“Supplier”); and

(2)                                  UNIPATH LIMITED, a company registered in England and Wales with [illegible] 842528, whose registered office is at Priory Business Park, Bedford MK44 3UP (“Customer”).

BACKGROUND:

(A)                              The Supplier is skilled and experienced in the manufacture of polyester backed nitrocellulose suitable for use in the production of kits for the testing of certain analytes.

(B)                                The Customer is skilled and experienced in the production of such kits.

(C)                                The Customer wishes to purchase a specific quantity of polyester backed nitrocellulose from the Supplier and the Supplier is wiling to sell the same to the Customer on the terms and conditions set out below.

IT IS NOW AGREED THAT:

1.                                      DEFINITIONS AND INTERPRETATION

1.1          Defined Terms

In this Agreement:

“batch” shall have the meaning described in the Specifications;

“Business Day” means any day (other than a Saturday or a Sunday) when clearing banks are open for business in the City of London for the transaction of normal banking business;

“Commencement Date” shall be deemed to be 1 January 1998;

“Contract Year” means any period of 12 months commencing on the Commencement Date or an anniversary thereof;

“Force Majeure” means acts of God, war, hostilities, riot, fire, explosion, accident, flood, sabotage, lack of adequate fuel, power, raw materials, containers, transportation or labour, strike, lock-out or injunction (provided that neither party shall be required to settle a labour dispute against its own best judgement), compliance with governmental laws, regulations or orders, breakage or failure of machinery or apparatus, or any other cause whether or not of the class or kind enumerated which affects performance of this Agreement arising from or attributable to acts, events, omissions or accidents beyond the reasonable control of the party affected;

“Index” means the Lohnkosten je Produkteinheit Index published by the Statistisches Bundesamt, Wiesbaden in Germany;

“Intellectual Property Rights” means patents, trade marks, design rights, copyright (including rights in computer software and databases), know how and moral rights and other intellectual property rights, in each case whether registered or unregistered and including applications for, and the right to apply for, the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world;

“Losses” means costs and expenses reasonably incurred and losses, liabilities and damages, in each case of any nature whatsoever but excluding any consequential damages;

“Products” means the Products manufactured by or on behalf of the Supplier as described in Schedule 1 (The Products);

“Quality Control Standards” means the standards, tests and procedures used by the Customer and/or the Supplier, as applicable, to ensure the quality of the Products and/or raw materials, as applicable, as agreed between the Customer and the Supplier from time to time;

“Quarter Day” means each of the dates which fall at the end of the first three months, six months and nine months of, and the last day of, a Contract Year;

“Safety Stock” shall have the meaning given to it in clause 7.1;

“Specifications” means the specifications for the Products copies of which are attached hereto as the Appendix (Specifications);

“Supply Prices” means the prices for the Products as specified in Clause 3.1 (Supply Prices);

“Unilever Group” means Unilever PLC, Unilever NV and any company in which either or both together directly or indirectly owns or controls the voting rights attaching to not less than 50% of the issued share capital, or controls directly or indirectly the appointment of a majority of the board of management, and references to a member of the Unilever Group or a Unilever Group Company will be construed accordingly.

1.2          References

In this Agreement, unless the context requires otherwise, any reference to:a party or the parties is to a party or the parties (as the case may be) to this Agreement;

(a)           a Clause or a Schedule is to a clause of or a schedule to this Agreement (as the case may be) and references made in the Schedules to Paragraphs are to paragraphs of that Schedule;

(b)           “this Agreement” includes the Schedules and the Appendix, which form part of this Agreement for all purposes.

2.                                      SUPPLY AND PURCHASE

2.1          Agreement to Supply

Subject to the terms of this Agreement, the Supplier shall

                a)             supply the Products in accordance with the Specifications and the Customer shall purchase them; and

                b)            build up and maintain the Safety Stock in accordance with Clause 7.1.

2.2          Variation

The Specifications shall not be varied by the Supplier except by written agreement between the Supplier and the Customer in accordance with Clause 3.6 (Change Control) and Clause 17.1 (Amendments in Writing).

3.                                      PRICING

3.1          Supply Prices

The Supply Prices are set out in Schedule 2 (Supply Prices) and shall apply for the duration of this Agreement, subject to the provisions of Clause 3.2 and 3.3.

3.2          Most Favoured Customer Status

The Supply Prices including all discounts and volume rebates and all other terms and conditions shall be no less favourable to the Customer than the terms offered from time to time to any other customer of the Supplier for products of a materially similar nature to the Products at a similar time.

3.3          Re-negotiation of Supply Prices

The parties shall no later than two months before the end of each Contract Year meet as necessary to discuss and negotiate changes (if any) to the Supply Prices on the following basis:

(a)           no increase in Supply Prices shall be greater than a rise in accordance with the Index and may be less; and

(b)           the Supply Prices may decrease; and

(c)           for the avoidance of doubt no increase in Supply Prices shall be effective before 1 January 1999 for any reason.

3.4          Taxes and Duties

The Supply Prices are exclusive of value added tax (or any successor tax or equivalent local tax) which will be added and shall be payable by the Customer in accordance with the law applicable from time to time against receipt of an appropriate invoice.

3.5          Packaging

The Supply Prices are CIF (as described in the Incoterms 1990 Edition) provided that:

(a)           delivery shall be procured by the Supplier to the Customer’s factory premises in Bedford, and for the avoidance of doubt, but without limitation, include the cost of packaging the Products in accordance with the Appendix and cost of insurance and delivery of the Products to the Customer’s factory premises in Bedford; and

(b)           risk in the Products shall transfer from the Supplier to the Customer on delivery to the Customer’s factory premises in Bedford.

The terms of this Agreement shall prevail over the CIF terms in the event of any inconsistency.

3.6          Change Control

The Customer may at any time suggest changes to the Specification or the Quality Control Standards.  Within a reasonable time (not in any event to exceed one month) and prior to the implementation of any change to the Specification or Quality Control Standards the Supplier

shall provide the Customer with a written appraisal fully setting out the proposed costing of and any technical or other effect of the proposed changes.  Any increase or decrease in the Supply Prices as a result of any changes shall be whatever is reasonable taking into account all the circumstances.  Following the written appraisal referred to above, the Supplier shall be obligated to put into effect any changes reasonably requested by the Customer.

4.                                      PAYMENTS

(a)           The Customer shall pay to the Supplier the Supply Prices for all Products delivered pursuant to this Agreement by the end of the month following the month of delivery.  Payment shall be made in Deutschmarks or, if applicable, Euros.

(b)           Safety stock shall be paid for in the manner provided in clauses 7.1(e) and (f).

5.                                      FORECASTS

5.1          Annual Estimated Forecast

On signing this Agreement and subsequently within two months before every anniversary of the Commencement Date the Customer shall deliver to the Supplier an estimated forecast of its requirements of the Products for each of the next three Contract Years.  Such forecast may include details of a range of purchase possibilities by the Customer, for example demand for Product which is conditional on a launch by the Customer of its end product in a new territory.

5.2          Monthly Estimated Indication

In addition to the annual estimated forecast given in accordance with Clause 5.1, on signing this Agreement and on 1st of each month, the Customer will deliver to the Supplier an estimated indication of its requirements of the Products for each of the following six months.

5.3          Safety Stock

For the avoidance of all doubt Safety Stock shall be in addition to that set out in any forecast.

6.                                      ORDERS

6.1          Delivery of Orders

Notwithstanding the provisions of Clause 5 (Forecasts), the Customer shall place orders for its actual requirements of the Products from time to time in accordance with its usual procedure.

6.2          Supplier’s Obligation to Meet Orders

(a)           The Supplier shall deliver Products to the Customer’s factory premises in Bedford within 8 weeks of receipt of the relevant order.

(b)           Shipments and orders should conform to mutually agreed production lot quantity.  It is understood by both parties that production lot quantities (expressed as the number of sheets) should exceed the current lot size of 20,000 sheets and that each party will as a result of reduced QC work equally benefit if larger batch sizes are validated.  Trial and validation runs which are made on the Customer’s demand can have a lot size of less than 20,000 sheets.

6.3          Shortfall or Excess in Delivery

(a)           If the quantity of Products delivered is up to (and including) 15% greater or lower than that ordered, the Customer shall pay the Supply Prices for the quantity actually delivered.

(b)           If the quantity of Products delivered is lower than that ordered by in excess of 15%, the Supplier shall supply the shortfall to the Customer within 15 Business Days of the short delivery.

(c)           If the quantity of Products delivered is greater than that ordered by in excess of 15%, the Customer shall be entitled, without prejudice to any other right or remedy under this Agreement, to reject the excess in accordance with Clause 9 (Rejection) or to retain the excess and pay the Supply Prices for the excess when payment for the next delivery is made.

6.4          Allocation of Available Products

Without prejudice to Clause 6.2, in the event that the Supplier is unable to meet the Customer’s orders for reasons of Force Majeure or for any other reason, the Supplier will give the Customer priority over any other customers when allocating the available Products.

6.5          Supplier to Maintain Stocks of Raw Materials

The supplier shall hold a stock of the raw materials which make up the Products sufficient to allow the Supplier to continue to manufacture sufficient quantities of Products to enable it to meet the monthly estimated indication provided by the Customer under Clause 5.2 for the following three months.  Such stock shall consist of raw materials which have satisfactorily met the Quality Control Standards of the Supplier and which have been approved by the Customer under Clause 8 (Quality).

7.                                      SAFEGUARDS FOR SUPPLY

7.1          Safety Stock

The Supplier and the Customer agree that a safety stock (the “Safety Stock”) should be established which will provide security of continuation of supply of the Products, for example in the event of an unprecedented demand for, or an interruption in the manufacture of, the Products.  The Safety Stock, which will be manufactured at the Supplier’s plant in Dassel and stored at the Supplier’s site in a separate facility at Dassel or Einbeck shall be operated in accordance with the following provisions:

(a)           The Supplier will start building the Safety Stock on the Commencement Date and shall as soon as practically possible (and in any event within three months of the Commencement Date) manufacture and maintain three month’s Safety Stock equivalent to the customer’s estimated indication of its requirements of the Products on a rolling basis for the following three months in accordance with the first 3 months of each estimate given under clause 5.2 (Monthly Estimated Indication);

(b)           All Safety Stock produced and maintained shall be separate and in addition to any Products ordered for delivery to the Customer;

(c)           the Safety Stock shall consist of Products which meet the Specifications and which have satisfactorily met the Quality Control Standards of both the Customer and the Supplier and shall unless the parties otherwise agree comprise half of a batch the remainder of which is supplied to the Customer for use by the Customer;

(d)           the Safety Stock shall be held at the risk of the Supplier and the Supplier shall maintain insurance to cover the full cost of replacement of all the Safety Stock held from time to time;

(e)           the Customer shall whilst the Safety Stock is being built up pay the Supplier the Supply Prices for such Safety Stock by the end of the month following the month in which the Safety Stock has passed the Supplier’s and the Customers tests in respect of their respective Quality Control Standards;

(f)            once the Safety Stock has reached the required level specified in Clause 7.1(a), the Customer shall pay for any additional Safety Stock required to match any overall increase in the Customer’s estimated requirements for Products notified under sub-clause 5.2 or to replenish any use of Safety Stock in the manner provided under Clause 7.1(i);

(g)           the Supplier shall pay for the cost of storage of the Safety Stock;

(h)           the Supplier shall maintain the storage of the Safety Stock in accordance with all applicable safety standards and in a climate controlled room that conforms to the Supplier’s recommended temperature and humidity conditions and shall notify the Customer immediately of any matter or occurrence which affects the storage of the Safety Stock in any way;

(i)            once the Safety Stock has reached the required level specified in Clause 7.1(a), the Customer may request the supply of Products from the Safety Stock.  The Supplier shall comply with such requests and replenish the Safety Stock as soon as reasonably practical thereafter.  No additional payment shall be made by the Customer for the supply of Products from Safety Stock in addition to that specified in Clause 7.1(e) or (f);

(j)            the Supplier shall maintain a list of all lots of Products produced including shelf life dating and any other information that the Customer may reasonably request from time to time.  The Supplier shall give the Customer full access at all times to such records and will notify the Customer of any lot that has less than nine months shelf life.  Subject to this it shall be the responsibility of the Customer to request timely shipments of Products from the Safety Stock and any losses of Safety Stock due to expired shelf life shall be the sole responsibility of the Customer.

7.2          Supplier to Invest

The Supplier acknowledges that the Customer’s requirements of the Products are likely to increase substantially over the period of this Agreement and thereafter, and will invest in good time in all manufacturing and other equipment necessary to enable it to comply with the forecasts for Product given by the Customer.  In the event that the Supplier in its reasonable opinion requires to make an investment of two million Deutschmarks (or its equivalent in Euros) or more than the Customer and the Supplier may agree an extension to the term of this Agreement in advance of such investment being made (the length of such extension being related to the investment to be made by the Supplier and the perceived benefit at that time that such investment would have for the Customer).

8.                                      QUALITY

The Supplier warrants and represents to the Customer that:

(a)           it will manufacture the Products in accordance with the manufacturing practices employed by it or by other members of the Supplier’s group for Products equivalent or similar to the Products and with all relevant legal requirements;

(b)           it will ensure that all raw materials and other components used in the manufacture of the Products are of the requisite standard to comply with the Specifications;

(c)           it will ensure that all Products are manufactured in accordance with and fully comply with the Specifications and satisfy all Quality Control Standards and quality assurance requirements contained in the Specifications;

(d)           it will notify the Customer of proposed batch changes in critical raw materials (i.e. nitro-cellulose wool) 6 (six) months in advance of the previous batch finishing going through the Supplier’s production line and will at such time send samples of Products manufactured using such materials to the Customer for evaluation.  The Customer shall evaluate and respond to any proposed batch change within 15 (fifteen) days of receipt of Product manufactured using such material and shall not reject any batch change without good cause.

9.                                      REJECTION

9.1          Rejection

Without prejudice to its rights under this Agreement, the Customer may, by notice to the Supplier within 15 Business Days of delivery of the relevant Products, reject a delivery of the Products, or any part thereof, if:

(a)           they do not accord in all respects with the Specifications or do not satisfactorily meet the Quality Control Standards of the Customer; or

(b)           when incorporated by the Customer in to further products the technical performance is not as would be reasonably anticipated from the Quality Control results, such that the further products cannot be sold.

Nothing in this Clause 9.1 shall limit or restrict the Customer’s ability to claim under this Agreement in respect of any defect in the Products or non-fulfillment by the Products of the Specification or the Quality Control Standards of the Customer which could not reasonably have been expected to be discovered by an inspection on delivery by the Customer of the Products.

9.2          Supplier’s Cost

The Supplier shall collect from the Customer’s premises at the Supplier’s cost any Products which are rejected under Clause 9.1 or (if so requested by the Customer) under Clause 6.3 (Shortfall or Excess in Delivery).

9.3          Right of Set-Off and Right to Replacement Product

The Customer shall be entitled to set-off against the Supply Prices the full price of any Products which are rejected under Clause 6.3 (Shortfall or Excess in Delivery).  The Customer shall be entitled to replacement in full of all Products rejected under Clause 9.1(a) at the Supplier’s cost (the Supplier in addition paying for all shipping and insurance costs for such replacement Products) provided that if any Products are rejected under Clause 9.1(b) the Customer shall only be entitled to set-off 25 (twenty-five) per cent of the Supply Prices of those Products against the Supply Prices.

10.                               TERM

This Agreement shall (unless terminated at an earlier date pursuant to Clause 12 (Termination)) continue in force for an initial term (“Initial Term”) of 5 years from the Commencement Date and shall continue in force after the Initial Term until terminated by either party giving to the other party not less than 12 months’ notice in writing of termination expiring at the end of the Initial Term or at any time after the Initial Term.

11.                               FORCE MAJEURE

11.1        Effect of Force Majeure on Agreement

If either party is prevented or delayed from or in performing any of its obligations under this Agreement (other than an obligation to make payment) by Force Majeure, then:

(a)           that party’s obligations under this Agreement shall be suspended for so long as the Force Majeure continues and to the extent that that party is so prevented, hindered or delayed;

(b)           as soon as reasonably possible and in any event within 5 Business Days after commencement of the Force Majeure, that party shall notify the other party in writing of the occurrence of the Force Majeure, the date of commencement of the Force Majeure and the effects of the Force Majeure on its ability to perform its obligations under this Agreement;

(c)           that party shall use all reasonable efforts to mitigate the effects of the Force Majeure upon the performance of its obligations under this Agreement and in particular, if that party is the Supplier, the provisions of Clause 12.2(a) shall apply;

(d)           as soon as reasonably possible and in any event within 5 Business Days after the cessation of the Force Majeure, that party shall notify the other party in writing of the cessation of the Force Majeure and shall resume performance of its obligations under this Agreement.

11.2        Right to Terminate

If any Force Majeure prevails for a continuous period in excess of three months, the party who is not prevented or delayed from or in performing any of its obligations as described in Clause 11.1 shall be entitled to terminate this Agreement by giving not less than 10 Business Days notice in writing to the other party.

12.                               TERMINATION

12.1        Reasons for Termination by Either Party

Either party (the “Terminating Party”) may terminate this Agreement with immediate effect by notice to the other party (the “Defaulting Party”) on or at any time after the occurrence of any of the events specified below in relation to the other party:

(a)           a breach by the Defaulting Party of any of its obligations under this Agreement which (if the breach is capable of remedy) the Defaulting Party has failed to remedy within 30 days after receipt of notice in writing from the Terminating Party requiring the Defaulting Party to do so (which notice, if the Customer is the Defaulting Party, shall also be sent by registered post to, and received by, the Vice President Commercial at Unipath Limited, Priory Business Park, Bedford, MK44 3UP);

(b)           the Defaulting Party goes into liquidation either compulsorily or (except for the purpose of reconstruction of amalgamation) voluntarily;

(c)           a receiver is appointed in respect of the hole or any part of the assets of the Defaulting Party;

(d)           a provisional liquidator is appointed to the Defaulting Party or the Defaulting Party enters into a voluntary arrangement or any other composition or compromise with the majority by value of its creditors;

(e)           the Defaulting Party threatens to do any of these things or a judgment or administration order is made against the Defaulting Party or any similar occurrence under the laws of any jurisdiction affects the Defaulting Party; or

(f)            The other party is prevented or delayed from or in performing any of its obligations for the period referred to in Clause 11.2 (Right to Terminate).

12.1A     Reasons for Termination by the Customer

The Customer may terminate this Agreement with immediate effect by notice to the Supplier if four or more successive batches of Product have, when incorporated by the Customer into further products given a technical performance that is not as would be reasonably anticipated from the Quality Control results such that the further products cannot be sold, provided that the Customer has given the Supplier prompt notice of such failure to function and permitted the Supplier to do all it can during such one month period to rectify such failure to function by the supply of replacement Products.

12.2        Supplier’s Obligations on Termination

Upon termination of this Agreement where the Supplier is the Defaulting Party the Supplier shall:

(a)           Use its best endeavors to grant a license to the Customer or to a new manufacturing source of all Intellectual Property Rights used in the manufacture and supply of the Product pursuant to this Agreement and to effect the transfer to a new manufacturing source by nominating a third party acceptable to the Customer to manufacture and supply products meeting the Specification and satisfying the Customer’s Quality Control Standards or by accepting a nomination by the Customer of such a third party.  On approval of the third party by the Customer, the Supplier shall disclose to the third party the know-how and other information necessary to enable the third party to manufacture the Products and make available key personnel as may be reasonably requested by the Customer; and

(b)           Release and make available for collection by or on behalf of the Customer all stock (including, without limitation, all stocks of nitro-cellulose and all other raw materials) and work-in-progress relating to this Agreement and all finished Products.  The price to be paid by the Customer for such stock, work-in-progress and finished Products will, where such items are in perfect condition, reflect the direct costs incurred by the Supplier in their purchase and subsequent processing save that the relevant prices shall not exceed in aggregate the Supply Prices.  Where such items are not in perfect condition, the Customer shall pay to the Supplier such an amount as, in the reasonable opinion of the Customer, equates to their net realisable value.

12.3        Effect of Termination

All rights and obligations of the parties shall cease to have effect immediately upon termination of this Agreement except that termination shall not affect:

(a)           Accrued rights and obligations of the parties at the date of termination; and

(b)           The continued existence and validity of the rights and obligations of the parties under those Clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement.

13.                               INDEMNITY BY SUPPLIER

13.1        Indemnity

Subject to Clause 13.2 the Supplier shall indemnify and keep indemnified the Customer in respect of all Losses suffered or incurred directly or indirectly as a result of, (including (without limitation) any Losses suffered or incurred directly or indirectly as a result of defending or settling any claim alleging any liability as a result of):

(a)           The negligence of the Supplier, its officers, employees or agents;

(b)           The Intellectual Property Rights of any third party having rendered the use or sale of the Products by the Customer unlawful; and

(c)           Any breach of or on behalf of the Supplier of any of its obligations under this Agreement save to the extent such breach arises as a result of the negligence of the Customer or breach by the Customer of its obligations under this Agreement.

The above indemnify shall be limited to the total payments made by the Customer to the Supplier in the Contract Year immediately preceding such breach or, in the case of a breach occurring in the first Contract Year, the total payments made by the Customer to the Supplier up to the time that the breach occurs plus an amount for the rest of the first Contract Year calculated pro rata on the same basis, provided that this limit shall not to any breach giving rise to damages under clause 13.1(b) above or any breach of clause 14 (confidentiality) giving rise to damages under 13.1(c) above.

13.2        Mitigate Loss

The Customer shall take all reasonable steps to mitigate any Losses which might result in a claim for indemnification being made under this Agreement.

14.                               CONFIDENTIALITY

14.1        Obligations to Keep Information Confidential

Each party (the “Receiving Party”) shall keep strictly private and confidential all information and documentation disclosed by the other party before or after the date of this Agreement (the “Disclosing Party”) to the Receiving Party (the “Confidential Information”) and will not use any Confidential Information for any purpose other than the performance of its obligations under this Agreement or copy or disclose any Confidential Information to any third party whatsoever.  This Clause shall survive termination of this Agreement for whatever cause.

14.2        Disclosure to Employees

During the term of this Agreement the Receiving Party may disclose the Confidential Information to its employees (any such person being referred to in this Clause as the “Recipient”) to the extent that it is reasonably necessary for the purposes of this Agreement.  The Receiving Party shall procure that each Recipient is made aware of and complies with all the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

14.3        Exceptions

The obligations contained in Clauses 14.1 and 14.2 shall not apply to any confidential information which:

(a)           is as the date of this Agreement already in, or at any time after the date of this Agreement comes into, the public domain other than through breach of this Agreement by the Receiving Party or any Recipient;

(b)           can be shown by the Receiving Party to the reasonable satisfaction of the Disclosing Party to have been known by the Receiving Party before disclosure by the Disclosing Party to the Receiving Party;

(c)           subsequently comes lawfully into the possession of the Receiving Party from a third party; or

(d)           can be shown by the Receiving party to the reasonable satisfaction of the Disclosing Party to have been developed by the Receiving Party wholly independently of the information received from the Disclosing Party.

14.4        Tangible Forms of Confidential Information

All tangible forms of Confidential Information, including, without limitation, all summaries, copies, excerpts of any Confidential Information whether prepared by the Disclosing Party or not, shall be the sole property of the Disclosing Party, and shall be immediately delivered by the Receiving Party to the Disclosing Party upon the Disclosing Party’s request.  The Receiving Party shall not copy, reproduce, publish or distribute in whole or in part any Confidential Information without the prior written consent of the Disclosing Party.

14.5        Disclosure to Unilever Group Companies

Notwithstanding the obligations contained in Clauses 14.1 and 14.2 the information received by the Customer may be disclosed to other companies in the Unilever Group, other than any company operating a similar business to that of the Supplier or to its consultants, provided that such other companies or consultants accept the same obligations of confidentiality.

15.                               NO PARTNERSHIP ETC.

Nothing in this Agreement or any document referred to in it or any arrangement contemplated by it shall be construed as creating a partnership between the parties for any purpose whatsoever and neither party shall have the power or authority to bind the other party or impose any obligations on it to the benefit of any third party.

16.                               FURTHER ASSURANCE

Each party shall do and execute or procure to be done and executed all necessary acts, deeds, documents and things reasonably within its power to give effect to this Agreement.

17.                               AMENDMENTS AND WAIVERS

17.1        Amendments In Writing

No amendment or variation of the terms of this Agreement shall be effective unless it is made or confirmed in a written document signed by both parties.

17.2        Delay Not To Operate As Waiver etc.

No delay in exercising or non-exercise by either party of any of its rights under or in connection with this Agreement shall operate as a waiver or release of that right.  Rather, any such waiver or release must be specifically granted in writing signed by the party granting it.

18.                               ASSIGNMENT

18.1        No Assignment by the Supplier

The Supplier may not assign, sub-contract, sub-license or otherwise dispose of any of its rights under this Agreement without the prior written consent of the Customer, such consent not to be unreasonably withheld or delayed.

18.2        Assignment by the Customer

The Customer may assign, sub-contract, sub-license or otherwise dispose of all or any of its rights and transfer all or any of its obligations under this Agreement to:

(a)           any company limited by shares which is a member of the Unilever Group; or

(b)           any person or company to whom the whole or a substantial part of the business of the Customer is sold or transferred.

Apart from that, the Customer may not assign, sub-contract, sub-license or otherwise dispose of any of its rights under this Agreement without the prior written consent of the Supplier, such consent not to be unreasonably withheld or delayed.

18.3        Treatment of Permitted Assignees

Following any permitted assignment and/or transfer under Clause 18.2, any reference in this Agreement to the Customer shall, where the context allows, include the assignee and/or transferee.

18.4        Disclosure to Permitted Assignee

Notwithstanding the provisions of Clause 14 (Confidentiality) and any confidentiality obligation imposed on the Customer by law, the Customer may disclose to any assignee or proposed assignee such information about the Supplier, this Agreement and the transactions referred to herein as the Customer thinks fit and the Supplier irrevocably waives all rights of confidentiality in respect of such disclosure.

19.                               ENTIRE AGREEMENT

19.1        Entire Agreement

This Agreement and the Confidentiality Agreement dated 20 October 1992 as amended and restated on 28/7/98, made between the parties to this Agreement together represent the entire agreement between the parties in relation to the subject matter of this Agreement and supersede any previous agreement whether written or oral between the parties in relation to that subject matter.  Accordingly, all other terms, conditions, representations, warranties and other statements which would otherwise be implied (by law or otherwise) shall not form part of this Agreement.

19.2        No Reliance etc.

Each party acknowledges that in entering into this Agreement it places no reliance on any representation, warranty or other statement relating to the subject matter of this Agreement, save for the representations and warranties set out in Clause 8 (Quality).

20.                               NOTICES

All communications relating to this Agreement shall be in writing and delivered by hand or sent by post or facsimile to the party concerned at the relevant address shown at the start of this Agreement (or such other address as may be notified from time to time in accordance with this Clause by the relevant party to the other party).  Any such communication shall take effect if delivered, upon delivery; if posted, upon delivery and if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile a hard copy sent by post or delivered by hand, has been received at the appropriate address.

21.                               SEVERABILITY

21.1        Invalidity of Part

If any part of any provision of this Agreement shall be invalid or unenforeceable, than the remainder of such provision and all other provisions of this Agreement shall remain valid and enforceable.

21.2        RTPA

No provision of this Agreement or of any agreement or arrangement of which this Agreement forms part and which is subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement or of the agreement or arrangement of which it forms part (as the case may be) have been furnished to the Director General of Fair Trading pursuant to the provisions of Section 24 of that Act.

22.                               LAW AND JURISDICTION

This Agreement shall be construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English courts to settle any dispute which may arise in connection with this Agreement (provided that, if the parties so agree, any dispute may be referred for arbitration or mediation).

23.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by executing it at the end of the Schedules.